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                                                                  Exhibit 10(kk)

                                 AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                      POST EMPLOYMENT CONSULTING AGREEMENT
                      ------------------------------------

         THIS AMENDMENT NO. 1 made as of February 19, 1997 (this "Amendment"), to the Amended and Restated Post Employment Consulting Agreement dated as of December 20, 1990 (the "Agreement"), by and between PHILIP WM. COLBURN ("Consultant") and THE ALLEN GROUP INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Consultant is performing consulting services under the Agreement; and

         WHEREAS, it is considered expedient and in the best interests of the Company and Consultant to amend the provisions of the Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and for other valuable consideration had and received, the parties hereto covenant and agree as follows:

         1. Paragraph 3 of the Agreement hereby is deleted and the following paragraph is substituted in its place and stead:

                  "3. Subject to the provisions of paragraph 6 hereof, the Company agrees to pay Consultant annually an amount equal to not less than $236,879.65 (hereinafter referred to as the "Base Amount"), in equal monthly installments, commencing with the last day of the month in which the Consultant retires and recommences rendering consulting services hereunder and continuing through December 31, 1998, unless further extended or sooner terminated as hereinafter provided (hereinafter referred to as the "Post Employment Consulting Period"); provided, that the Base Amount shall be reduced by any benefits received by the Consultant prior to January 1, 1994, pursuant to the Amended and Restated Supplemental Pension Benefit Agreement, between the Company and Consultant, dated as of even date herewith, except after a "change in control of the Company", as defined in the Employment Agreement, dated as of June 28, 1988, between the Company and Consultant; and it is further provided that the Base Amount shall be adjusted annually as of each June 30, so that the amount paid annually to the Consultant hereunder for the twelve months immediately following such adjustment shall be not less than an amount (hereinafter referred to as the "Adjusted Amount") which shall bear the same ratio to the Base Amount as the Consumer Price Index for All Urban Consumers (1982-1984 = 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor (hereinafter referred to as the "CPI") for the most recent month proceeding each such annual anniversary of retirement bears to such Consumer Price Index for the month preceding the actual month during which Consultant so retired, which for greater certainty may be expressed as follows:

                           Adjusted Amount  =        most recent month CPI
                           ---------------           ---------------------
                           Base Amount                retirement month CPI

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         provided that in the event such Consumer Price Index is no longer published a mutually acceptable index shall be selected, and failing agreement as to such index the index shall be selected by arbitration, and provided further that the Base Amount or the Adjusted Amount, or both, may be increased at any time, or from time to time, in the sole discretion of the Board of Directors of the Company.

                  The Adjusted Amount is sometimes hereinafter referred to as the "Consulting Compensation."

                  Commencing on January 1, 1999, and each January 1 thereafter, the term of this Agreement and of the Post Employment Consulting period shall automatically be extended for one additional year to December 31, 1999 and each December 31 thereafter, unless not later than September 30 immediately preceding such January 1, either the Company or Consultant shall have given written notice to the other party that the Company or Consultant, as the case may be, does not wish to extend this Agreement and the Post Employment Consultant period.

                  The Company's obligation to make the payments provided herein shall be contingent upon the faithful performance or observance by Consultant of his obligations under paragraphs 2 and 5 hereof."

         2. Except as specifically amended in writing, the Agreement is ratified and confirmed.

         3. This Amendment and the Agreement shall be read, interpreted and construed as a single agreement.

         IN WITNESS WHEREOF, the Company and Consultant have caused this Amendment to be duly executed as of the 19th day of February, 1997.

ATTEST:                                       THE ALLEN GROUP INC.

/s/ McDara P. Folan, III                      By:   /s/ Robert G. Paul
-------------------------------                   -----------------------------
McDara P. Folan, III, Secretary                     Robert G. Paul, President
                                                     Chief Executive Officer

WITNESS:

                                                  /s/ Philip Wm. Colburn
------------------------------                   ------------------------------
                                                 Philip Wm. Colburn


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